                                                                   EXHIBIT 10.3

Agreement with Robert Thomas Securities, Inc. regarding broker/dealer management


                        FINANCIAL INSTITUTIONS DIVISION
                                 ROBERT THOMAS
                               SECURITIES, INC.

                ----------------------------------------------
                Member NASD/SIPC, a wholly-owned subsidiary of
                   Raymond James Financial, Inc. (NYSE-RJF)



                         NONDEPOSIT INVESTMENT PRODUCT
                              MARKETING AGREEMENT

                                    BETWEEN

                     THE FINANCIAL INSTITUTIONS DIVISION,
                        ROBERT THOMAS SECURITIES, INC.

                                      AND

                                THE LAMAR BANK

     The following agreement between The Financial Institutions Division (FID), Robert Thomas Securities, Inc. (RTS), and The Lamar Bank (Institution) (the Agreement) shall be effective as of January 1, 1996 subject to receipt of applicable regulatory approval, if required.

                                 RECITALS

     A. FID is a division of RTS with its principal place of business in Kansas City, Missouri. RTS is a Broker-Dealer registered with the Securities and Exchange Commission (SEC) and is a member of the National Association of Securities Dealers, Inc. (NASD). RTS is a Florida corporation wholly owned by Raymond James Financial, Inc. (RJF). RTS is a sister corporation of Raymond James & Associates, Inc. (RJA), a broker-dealer registered with the SEC and a member of the NASD and New York Stock Exchange (NYSE). FID and RTS intend to provide Institution's customers brokerage services for the purchase and sale of nondeposit investment and/or insurance products.

     B. Institution is a banking organization or subsidiary thereof chartered or incorporated under the laws of the State of Mississippi and duly authorized by its board of directors and under applicable regulations to enter into this Agreement and perform the obligations set out herein. It wishes to avail its customers of the brokerage services of FID and RTS directly and RJA indirectly.

                          COVENANTS AND UNDERTAKINGS

     In consideration of their mutual covenants and undertakings, the parties agree:

1.   Clearing Agreement.

     RTS has entered into a clearing agreement with RJA whereby all customer securities transactions shall be cleared on a fully disclosed basis through RJA.

2.   Customer Accounts.

     As used in this Agreement, the term customer or customer account refers to customers of RTS who are introduced by Institution. Customer accounts shall be the property of RTS. Orders for such accounts shall be transmitted to the order desk by the RTS Registered Representative servicing the account. RTS shall not accept an order for an account until the necessary information has been obtained and the account has been opened. Customer accounts and transactions shall be solicited and serviced only by RTS NASD-Registered Representatives.

3.   Customer Funds.

     Customers shall deliver or send all funds, securities or property to the RTS home office directly or to the RTS office on the premises of Institution.

4.   Responsibilities of Institution.

     Institution shall:

     A. Provide space in the lobby of its main building and, upon agreement between the parties, in the lobbies of its branches for RTS brokerage services. The space provided is set out in Schedule A and shall be used solely for the purpose of marketing nondeposit investment products, including permissible insurance products, approved by Institution and RTS and providing brokerage services. The space shall be in a physical location distinct from the retail deposit-taking area of Institution. Signage and decor shall be used to minimize customer confusion with deposit products. All sales or recommendations of nondeposit investment products by registered or non-registered personnel, on Institution's premises, shall take place in the designated area;

     B. Provide furniture compatible with the design and quality of other adjacent office furniture sufficient for the needs of the RTS Registered Representative, which shall include a minimum of a desk, desk lamp, desk chair, credenza or 2-3 drawer file cabinet, two client chairs, and literature rack. All furniture supplied by Institution shall remain its property if this Agreement is terminated;

     C. Provide telephone extension(s) from the Institution's switchboard which shall be answered "Robert Thomas Securities" the cost of which service shall be paid by the Institution;

     D. Provide access to its vault, if necessary, or other secured locations for holding securities received by RTS in the normal course of business;

     E. Indemnify and hold FID, RTS, RJA, and RJF harmless against any losses, claims, damages, liabilities, and expenses (including attorney's fees) which result from the negligence, recklessness, or intentional conduct of Institution or its employees or agents providing services described in this Agreement or from loss to customer property prior to receipt by RTS;

     F. Compensate Institution employees who perform any brokerage related activities permissible under this Agreement. Institution may, at its discretion, establish an incentive program for customer referrals which pays non-registered Institution employees a one-time nominal fee of a fixed dollar amount for each customer referral. The payment of this referral fee shall not depend on whether the referral results in a transaction.

     G. Prohibit non-registered Institution employees from holding themselves out to the public as representatives of RTS including, but not limited to, ensuring that tellers or other employees, while located in the routine deposit-taking area, do not make general or specific investment recommendations regarding nondeposit investment products, qualify a customer as eligible to purchase such products, or accept orders for such products, even if unsolicited. Institution employees or agents may perform only certain clerical and ministerial functions with respect to the marketing of nondeposit investment products. They may refer customers to registered personnel who are specifically designated and trained to assist customers interested in RTS or insurance services. Non-registered Institution employees will receive instruction and training from an RTS registered principal or designee on the performance of their limited role in assisting customers. This role shall include:

          i. Informing customers that a comprehensive brokerage service is available through RTS and providing customers who express an interest a package of literature and account opening forms prepared and approved by RTS;

          ii. Assisting customers, upon request, in obtaining general information about their accounts at RTS; however, such information may not address specific customer questions such as the status of orders or positions in an account;

          iii. Forwarding customers' securities certificates to RTS promptly upon request in accordance with customers' directions and RTS' procedures as set forth in the Manual which requires that Institution employees provide the customer with a receipt that identifies the certificates. Customers must endorse certificates to appoint RJA as the attorney to transfer the stock on the books of the issuer company. A copy of the receipt must be maintained by Institution with a copy given to RTS. Delivery of the certificates by Institution to RTS shall occur on the same day or by noon of the next business day. Institution shall be responsible for safekeeping the certificates prior to delivery. Institution employees accepting such certificates shall be fully bonded.

     H. Adopt a written statement summarizing the policies and procedures governing responsibilities and the activities of its employees under this Agreement and addressing the concerns described in the Interagency Statement On Retail Sales of Nondeposit Investment Products (February 15, 1994) (the Statement). The Statement shall be adopted and reviewed periodically by Institution's board of directors. (This requirement shall not apply where Institution is a subsidiary of an insured state nonmember bank.)

5.   Responsibilities of FID/RTS.  FID/RTS shall:

     A. Comply with all applicable laws and regulations and act consistently with the Statement giving special attention to customer disclosures required thereunder including, but not limited to, obtaining from the customer the Acknowledgment attached hereto as Exhibit A;

     B. Assist in recruiting and training, obtain licenses or registration, and supervise Registered Representatives to provide brokerage services on Institution's premises. Such persons shall be independent contractors of FID/RTS and may be employees of Institution if permitted under applicable state regulations. Registered Representatives shall be required to execute and fully comply with the Registered Representative/Independent Contractor Agreement attached hereto as Exhibit B;

     C. Pay Institution in consideration of the use of the premises in accordance with the terms selected and set out in Schedule B and Schedule C attached hereto. The terms of Schedule B and C shall be subject to amendment by FID/RTS upon 60 days written notice to Institution during the term of this Agreement. Payment shall be on or before the 20th day of each calendar month following the month in which a brokerage transaction settles and shall be accompanied by a summary of customer transactions;

     D. Provide to Institution for its customers, promotional material outlining RTS brokerage services which clearly identify RTS as the entity providing such services and include all necessary disclosures as required by the Statement;

     E. Assist Institution in fulfilling its compliance responsibilities under the Statement including providing Institution with a Supervisory Manual which includes operational policies and procedures of RTS;

     F. Provide procedures for safeguarding customer funds and securities which are transferred between Institution customers and RTS;

     G. Maintain books and records for the securities accounts of each customer serviced by RTS as required by SEC Rule 17a-3a and other applicable laws, rules and regulations.

     H. Indemnify and hold Institution and its parent, if any, harmless against any losses, claims, damages, liabilities and expenses (including attorney's fees) which result from the negligence, recklessness, or intentional conduct of RTS or its representatives providing services described in this Agreement;

     I. Provide or make available to Institution the following written reports on the basis indicated to assist management in fulfilling its oversight responsibilities:

          i.   A list of all customer complaints and their resolution (monthly);

          ii. A list of all new account openings and descriptions of the initial trades (monthly);

          iii. A list of significant or unusual (for the customer) individual sales during a reporting period (monthly);

          iv. A list of sales by product, salesperson, and location as designated on Schedule A (monthly);

          v. Reports of internal compliance reviews of customer accounts originated at Institution and reports furnished to RTS by its regulators (annually).

     J. Authorize Institution to monitor RTS and periodically review and verify that RTS and its Registered Representatives are complying with the terms of this Agreement;

     K. Authorize Institution and the appropriate banking agency, upon reasonable notice, to have access to such records of RTS as are necessary or appropriate to evaluate such compliance. Customer account records shall be provided upon customer's written authorization;

     L. Provide for installation of appropriate RTS signage compatible with the Institution's interior space and design.

6.   Exchange of Data.

     Each party agrees to provide the other with information necessary to perform their responsibilities pursuant to this Agreement.

7.   Advertising.

     Institution may distribute promotional material which shall state that RTS will be performing the brokerage services. RTS shall have final approval of such promotional literature. Institution shall be responsible for expenses for such literature including production and mailing where Institution name or logo is used.

8.   Independent Status.

     Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture or agency relationship between the parties or cause Institution to be responsible in any way for the debts or obligations of RTS, it being the intention of the parties the only relationship hereunder is solely that of landlord and tenant.

9.   Exclusivity.

     Institution and its parent, if any, shall not enter into an agreement with any other vendor to provide the services to be performed under this Agreement during its term. This restriction shall apply to direct relationships with mutual funds or insurance providers, however shall not restrict Institution's trust department or that of its parent, if any, from executing securities transactions through other brokers, direct relationships with mutual funds or insurance providers.

10.  Customer Solicitation.

     RTS shall not engage in the solicitation of any securities business from any customer account, or from any person whose name becomes known to RTS Registered Representatives through Institution as a potential customer if this Agreement is terminated. If, however,

Institution does not enter into a successor relationship for the provision of the services provided hereunder, RTS may continue to provide brokerage services. It is acknowledged, in any case, that RTS may continue to provide brokerage services to customers who desire to maintain their account with RTS or, as an accommodation, while the account remains on the books of RJA. RTS shall retain all original customer account records following termination.

11.  Notices.

     Financial Institutions Division:      Robert Thomas Securities:

     Robert Thomas Securities              Robert Thomas Securities
     4050 Pennsylvania, Ave., Suite 135    880 Carillon Parkway
     Kansas City, Missouri 64111           St. Petersburg, Florida 33716
     Attn: Mr. Brewster Ellis              Attn: Mr. J. Stephen Putnam
     Telephone (816) 753 -7859             Telephone: (813) 573-8195
     Facsimile: (816) 753 - 7992           Facsimile (813) 573-8271

     Institution:

     The Lamar Bank
     401 Shelby Speights Drive
     Purvis, Mississippi 39475
     Attn: Mr. Robert W. Roseberry
     Telephone: (601) 794-8026
     Facsimile: (601) 794-3101

12.  Term/Commitment Fee.

     This Agreement shall continue for three (3) years from the effective date and automatically renew for successive three (3) year periods. It may be terminated at any time upon ninety (90) days notice by any party. Upon termination, Institution shall return to FID the Supervisory and other Manuals, signs, original client and compliance files, promotional and all other RTS materials in its possession. In consideration of RTS and FID's commitment and start-up costs, Institution shall pay FID a non-refundable commitment Fee of One Thousand Five Hundred Dollars ($1,500) at the time this Agreement is executed.

13.  General.

     This Agreement:

     A. Contains the entire understanding of the parties and may be modified only in writing executed by all parties. If any of its provisions are held unenforceable, the remaining provisions shall not be invalidated.

     B. Any dispute or claim over the performance or interpretation of this Agreement that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration under the rules and procedures of the NASD. If the nature of the dispute or claim is such that arbitration is prohibited by law, the parties agree to submit to the jurisdiction of the United States District Court located in Pinellas County, Florida and have that court apply the law of the State of Florida without regard to the principles of conflicts of laws.

     C. May not be assigned without the consent of the nonassigning parties. Any assignment shall be subject to the requisite review of any regulatory or self-regulatory agency having jurisdiction.

     D. May be amended by RTS at any time, if necessary, to comply with applicable banking or securities laws, rules or regulations.


Executed in __________________, ________________ on ___________________, 199__
and in Kansas City, Missouri on December 27, 1995, and in St. Petersburg, Florida on January 2, 1996.


Financial Institutions Division:      Robert Thomas Securities, Inc.


By: /s/ Brewster Ellis                By: /s/ J. Stephen Putnam
    ------------------                    ---------------------
    Brewster Ellis, President             J. Stephen Putnam, President




                                      By: /s/ Robert W. Roseberry
                                          -----------------------
                                          Robert W. Roseberry, President

Attachments

Schedule A - Designated Space
Schedule B - Payment Method
Schedule C - Compensation Schedule
Schedule D - Support Service Schedule
Exhibit A  - Customer Acknowledgment
Exhibit B  - Registered Representative/Independent Contractor Agreement

                                                                      EXHIBIT A

                            CUSTOMER ACKNOWLEDGMENT

                                                            Date:
                                                                  --------------

                                                            Account #:
                                                                       ---------

     The undersigned hereby acknowledges that all brokerage services, whether securities or insurance, provided at the Robert Thomas Securities, Inc. (RTS) Investment Center located at _____________________________________ are offered solely by RTS or its insurance affiliate, Planning Corporation of America (PCA), and are the sole responsibility of RTS and its clearing broker, Raymond James & Associates, Inc. or, if insurance, PCA. The products offered, unless otherwise indicated:

          .    Are not FDIC insured.

          . Are not a deposit or other obligation of the depository institution.

          .    Are not guaranteed by the depository institution.

          . Are subject to investment risks, including the possible loss of the principal amount invested.

- --------------------------------------------------------------------------------

Client(s) full name:
                     -----------------------------------------------------------

                     -----------------------------------------------------------
Signature(s):
                     -----------------------------------------------------------

                     -----------------------------------------------------------


                     -----------------------------------------------------------
                     Signature of Registered Representative



                        Financial Institutions Division
                                 A Service of
                Robert Thomas Securities, Inc, member NASD/SIPC
                     ------------------------------------
                       is not a registered broker/dealer

                                                                       EXHIBIT B

          Registered Representative/Independent Contractor Agreement
                                    Between
                        Robert Thomas Securities, Inc.
                                      and
                                The Lamar Bank


                                                           Rep. Number 4180/4181
                                                           Branch Number   44L
                                              Social Security Number ###-##-####

     The following agreement between Robert Thomas Securities, Inc. (RTS) and Julie Roberts (Representative), (the Agreement) shall be effective as of 9-1, 1996.

                                 RECITALS

     A. This Agreement is entered into in connection with the Nondeposit Investment Product Marketing Agreement between the Financial Institutions Division (FID), RTS and the financial institution (Institution) designated below (the Marketing Agreement). Both parties acknowledge the receipt of a copy of the Marketing Agreement.

     B. RTS is a Broker-Dealer registered with the Securities and Exchange Commission (SEC) and is a member of the National Association of Securities Dealers, Inc. (NASD). FID is a division of RTS.

     C. Representative desires to place his/her securities licenses with RTS and insurance licenses, if any, with Planning Corporation of America (PCA), RTS's affiliate, and provide independent contractor services as a Registered Representative as that term is used in Schedule C to Article II of the Bylaws of the NASD.

                          COVENANTS AND UNDERTAKINGS

1.   Representative's Duties.

     Representative's duties and obligations under this Agreement shall be to execute the brokerage services described in the Marketing Agreement. Representative agrees to comply with the terms and spirit of the Marketing Agreement in providing brokerage services to Institution's customers.

2.   Registration.

     RTS will assist Representative and Representative shall agree to use his/her best efforts to qualify, and upon qualification to maintain his/her status with the NASD and all applicable state regulatory authorities as a Registered Representative of RTS. If the sale of insurance products is permitted under the Marketing Agreement, RTS will assist Representative in placing his/her insurance license with its insurance affiliate. The cost of obtaining and maintaining such qualifications and licenses shall be paid by Representative.

3.   Observance of Regulatory Requirements.

     Representative agrees to faithfully observe statutes, rules, and regulations applicable to brokerage activities including but not limited to, the Rules of Fair Practice of the NASD and the Compliance and Supervisor Manuals of RTS. Representative further agrees to observe and follow such written procedures as are issued by RTS pursuant to Section 27 of Article III of the Rules of Fair Practice of the NASD, including such requirements of written approval, review of activities, and annual inspection as RTS shall require pursuant to said Section 27. Representative agrees to abide by the direction of FID and the Registered Principal in his/her Office of Supervisory Jurisdiction, as such terms are defined by the NASD.

4.   Breach of Obligations.

     Any failure of Representative to faithfully observe applicable statutes, rules and regulations, or to fail to comply through negligence or otherwise with the terms and conditions of this Agreement shall be considered a breach of this Agreement and RTS may immediately, without notice, take any such action as is necessary to discontinue Representative's status as a Registered Representative of RTS. The remedy provided by this paragraph for any such breach is separate and in addition to any and all other rights of RTS, whether granted by statute, law or agreement, all of which shall be cumulative and exercisable concurrently, to include without limitation the right to take legal action for damages which may arise by reason of the Representative's breach or failure to observe this Agreement. As an additional remedy, RTS shall have the right to seek an injunction in a court of competent jurisdiction to prevent any default of this Agreement by Representative.

5.   Commissions.

     Representative shall receive a percentage of commissions generated by his/her brokerage activities as agreed between Representative and RTS and adjusted from time to time. Commissions shall be listed on the signature page of this Agreement and shall be adjusted only in writing signed by both parties. Commissions will be paid to FID for distribution to Representative only if they are received by RTS and Representative agrees to waive any claim to commissions before that time. From said commission shall be deducted all costs advanced by RTS or FID on your behalf. These costs shall include such things as rent, utilities, maintenance, quotation systems, telephone and any other direct expenses.

6.   Sale of Securities Other Than in the Normal Course of Business.

     In the event Representative is presented with an opportunity to sell any type of securities or any insurance product, other than offered through RTS or PCA, by public offering or through the private placement exemptions, other than in the ordinary course of business, such sales must be approved in writing by RTS prior to their consummation. RTS shall charge a percentage of the total commission for reviewing such transactions which percentage shall be determined and agreed to by a written instrument by a negotiation prior to the transaction. In the event it is determined that Representative has made such a sale without obtaining the requisite prior approval or that Representative has engaged in "Selling Away" from RTS as that term is defined in NASD releases, it shall be cause for immediate termination of this Agreement and of Representative's status as a Registered Representative. Representative shall offer a right of rescission to any purchasers in an unpermitted sale; and Representative will indemnify, defend and hold RTS and its affiliates and their employees, officers and stockholders harmless from any and all costs, claims, actions, damages or losses, including without limitation, fees of RTS' counsel arising directly or indirectly from such a sale. Representative's participation in any sale of a mutual fund through a direct relationship between Institution or its affiliate and the mutual fund shall be considered a breach of his Agreement and any commission received by Representative for such sale shall be paid over to RTS.

7.   Termination.

     In addition to immediate termination for breach of the provisions of this Agreement by Representative as provided elsewhere herein, this Agreement shall also terminate as follows:

     (a) At any time and without cause upon thirty days written notice from either party to the other;

     (b) Immediately and without notice upon the termination of the Marketing Agreement with Institution provided however, that RTS will give Representative thirty days written notice if it has notice of such termination.

8.   Relationship.

     The parties acknowledge and agree that this Agreement shall not be deemed to create an agency, employment, partnership or joint venture between RTS and Representative. The only relationship intended is that of independent contractor. It is understood and agreed between the parties that Representative may be an employee of Institution which shall place no responsibilities or obligations upon RTS other than those specifically addressed herein.

9.   Indemnification.

     Representative hereby indemnifies and agrees to defend and hold harmless FID, RTS and its affiliates and their employees, officers and stockholders from and against any and all claims, actions, costs, damages, and losses incurred by or asserted against said indemnified parties or any of them as a direct or indirect result of any violation of the terms of this Agreement by Representative or based on any sale or transaction entered into by or through the services of Representative.

10.  Confidentiality.

     Representative acknowledges and agrees that all materials and information provided to Representative by RTS or obtained by the Representative during the term of the Representative's relationship with FID or RTS is the sole property of FID or RTS. Representative agrees that such materials and information may be used by Representative only during the term of this Agreement. Such information and materials shall include, without limitation, lists of clients and information concerning such clients and their accounts. Representative agrees to return all such items to the owner thereof on the termination of this Agreement and shall not disclose or permit others to disclose such information.

11.  Non-Compete.

     During the term of this Agreement and for a period of six months following its termination, Representative shall not directly or indirectly compete or attempt to compete with the FID program within a fifty mile radius of any FID location by (i) providing brokerage services for, soliciting, or interfering in RTS's relationships with Institution, its affiliates or its customers, or clients of RTS or (ii) recruiting or instructing any independent contractor or employee of RTS, Institution or its affiliates to terminate or otherwise cease his/her relationship with RTS, Institution or its affiliates.

12.  General.

     This Agreement:

     a) Contains the entire understanding of the parties and may be modified only in writing executed by all parties. If any of its provisions are held unenforceable, the remaining provisions shall not be invalidated;

     b) Any dispute or claim over the performance or interpretation of this Agreement that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration under the rules and procedures of the NASD. If the nature of the dispute or claim is such that arbitration is prohibited by law, the parties agree to submit to the jurisdiction of the United States District Court located in Pinellas County, Florida and have that court apply the law of the State of Florida without regard to the principles of conflicts of laws.

     c) May not be assigned without the consent of the nonassigning parties. Any assignment shall be subject to the requisite review of any regulatory or self-regulatory agency having jurisdiction.

     d) May be amended by RTS at any time, if necessary, to comply with applicable banking or securities laws, rules or regulations.

     Executed in Purvis, MS, on 9-1, 1996 and in St. Petersburg, Florida on __________________, 1996.


Representative:                        Robert Thomas Securities, Inc.


Julie Roberts
- -------------
Name

/s/ Julie Roberts                      By: /s/ J. Stephen Putnam
- -----------------                          ---------------------
Signature                                  President, J. Stephen Putnam


Financial Institution:   Lamar Bank
                         ----------

Commissions:
             ------------------------------------------------------------------